7(b)  Power of Attorney for Steven C. Verney

                                POWER OF ATTORNEY

                                 WITH RESPECT TO

                GLENBROOK LIFE VARIABLE LIFE SEPARATE ACCOUNT (A)
                                  (REGISTRANT)

                                       AND

                       GLENBROOK LIFE AND ANNUITY COMPANY
                                   (DEPOSITOR)

        Know all men by these presents that the undersigned director of Glenbrook Life and Annuity Company constitutes and appoints Thomas J. Wilson, II, and Michael J. Velotta, and each of them (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any registration statements of Glenbrook Life and Annuity Company and its Glenbrook Life Variable Life Separate Account (A) and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

April 5, 2001

/s/ STEVEN C. VERNEY
----------------------
Steven C. Verney
Director & Vice President
(Principal Financial Officer)